Exhibit 10.42
                                    SUBLEASE

THIS SUBLEASE (this "Sublease") is made and entered into as of September 9, 2005 between Cookson Electronics, Inc., a Rhode Island corporation, as successor to Cookson Electronics Process Technology, Inc. f/k/a Cookson Performance Solutions, Inc., having an address of 50 Sims Avenue, Providence, Rhode Island 02909 ("Sublandlord"), and Axeda Systems Operating Company, Inc., a Massachusetts corporation, having an address of 21 Oxford Road, Mansfield, Massachusetts 02048 ("Subtenant").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, Sublandlord is a party to that Lease dated December 17, 1999, between Keep Your Day Job, LLC, a Delaware limited liability company ("Landlord"), and Sublandlord, as amended from time to time (the "Prime Lease"). A copy of the Prime Lease is hereby attached to and hereby made a part of this Sublease as Exhibit A;

         WHEREAS, pursuant to the Prime Lease, Landlord leased to Sublandlord the real property and improvements thereon located at 25 Forbes Boulevard, Unit #3 Foxborough, Massachusetts (the "Premises"); and

         WHEREAS, subject to the consent of Landlord, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, the Premises, all upon the terms and subject to the conditions and provisions hereinafter set forth.

         NOW, THEREFORE, WITNESSETH, that for and in consideration of the foregoing and of the mutual covenants and promises contained herein and other good and valuable considerations, the receipt and sufficiency of which are hereby mutually acknowledged, Sublandlord and Subtenant hereby agree as follows:

1. Demise; Use. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises, for the term and rental and upon the other terms and conditions hereinafter set forth. The Premises shall be used and occupied by Subtenant solely for Permitted Uses (as defined in the Prime Lease) in connection with Subtenant's software business.

2. Term. The term of this Sublease shall commence on the date that is the later of (a) September 1, 2005 or (b) the date on which the written consent of Landlord to this Sublease is obtained and delivered to Subtenant (in either instance, the "Commencement Date"), and unless sooner terminated pursuant to the provisions hereof, shall terminate on March 31, 2007 (the "Expiration Date").

         Each of Sublandlord and Subtenant hereby acknowledges and agrees that this Sublease is subject to and conditioned upon Sublandlord obtaining the written consent (the "Consent") of Landlord as provided in the Prime Lease. Promptly following the execution and delivery of this Sublease by Sublandlord and Subtenant, Sublandlord shall submit this Sublease to Landlord. It is expressly understood and agreed that notwithstanding anything to the contrary contained herein, the Term shall not commence until the Consent has been obtained. Each of Sublandlord and Subtenant hereby agrees that it shall comply with any reasonable requests made by Landlord in the procurement of the Consent; provided, however, that in no event shall Sublandlord or Subtenant be obligated to make any payment to Landlord in order to obtain the Consent, other than as expressly set forth in the Prime Lease.

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         If the Commencement Date shall not have occurred on or before September
15, 2005, Subtenant may terminate this Sublease by written notice to Sublandlord, in which event this Sublease shall terminate as of the date ten
(10) days after receipt of such notice (unless Landlord shall have caused the Commencement Date to occur on or before such tenth day), and any monies paid by Subtenant to Sublandlord shall thereafter be immediately returned to Subtenant.

3. Gross Rent.

     (a) Subtenant shall pay to Sublandlord gross annual rental ("Gross Rent") for the Sublease Premises as follows:


   Annual Gross Rent Rate
       Per Square Foot            Annual Gross Rent        Monthly Installments
----------------------------  ------------------------  -----------------------
            $8.50                   $125,043.50               $10,420.29
----------------------------  ------------------------  -----------------------

Annual Gross Rent shall be due and payable in twelve (12) equal installments. Each such installment shall be due and payable in advance on the first (1st) day of each calendar month of the term of this Sublease. If the term of this Sublease commences on a day other than the first (1st) day of a month or ends on a day other than the last day of a month, Gross Rent for such month shall be prorated. Prorated Gross Rent for any such partial first (1st) month of the term hereof shall be paid on the Commencement Date.

     (b) All Gross Rent and additional rent shall be paid without counterclaim, setoff or deduction whatsoever and shall be paid to Sublandlord at its address for notices or at such other place as Sublandlord may designate by notice to Subtenant.

     (c) Sublandlord shall provide to Subtenant a credit to be applied to Gross Rent ("Rent Credit") equal to $4,900 for the cost of certain HVAC modifications that Subtenant reasonably deems to be necessary, upon receipt by Sublandlord of an invoice for the HVAC modifications and written evidence (satisfactory to Sublandlord) that Subtenant has paid such invoice in full. The Rent Credit shall be applied to the first monthly installment of Gross Rent following Sublandlord's receipt of the invoice and evidence of payment.

4. Additional Rent; Payments; Interest; Utilities.

     (a) Except for "Base Rent" (as defined in the Prime Lease), the payment of which Subtenant shall have no obligation under this Sublease, Subtenant shall also pay to Sublandlord all other amounts payable by Sublandlord under the Prime Lease which are attributable to the Premises or attributable to Subtenant, its agents, employees, customers or invitees. By way of example and not by way of limitation, ["Operating Expenses" and "Real Property Taxes" (as those terms are defined in the Prime Lease) and any increases thereto during the term of this Sublease, charges by Landlord for furnishing air conditioning or heating to the Premises at times in addition to those certain times specified in the Prime Lease, costs incurred by Landlord in repairing damage to the Premises caused by an employee of Subtenant, increased insurance premiums due as a result of Subtenant's use of the Premises, and amounts expended or incurred by Landlord on account of any default by Subtenant which gives rise to a default under the Prime Lease would all be amounts payable by Subtenant pursuant to Section 4(a) of this Sublease.

     (b) Each amount due pursuant to Section 4(a) of this Sublease and each other amount payable by Subtenant hereunder, unless a date for payment of such amount is provided for elsewhere in this Sublease, shall be due and payable on the fifth (5th) day following the date on which Landlord or Sublandlord has given notice to Subtenant of the amount thereof, but in no event later than the date on which any such amount is due and payable under the Prime Lease.

     (c) All amounts other than Gross Rent payable to Sublandlord under this Sublease shall be deemed to be "additional rent" due under this Sublease. All past due installments of Gross Rent and additional rent shall bear interest from the date due until paid at the rate per annum equal to five percent (5.00%) in excess of the Prime Rate (herein defined) in effect from time to time, which rate shall change from time to time as of the effective date of each change in the Prime Rate, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged. For the purposes of this Sublease, the term "Prime Rate" shall mean the rate of interest announced from time to time by Bank of America, N.A. (or if Bank of America, N.A. shall no longer exist, such other financial institution as Sublandlord may select) as its prime or corporate base rate.

     (d) Subtenant shall pay Landlord on the due dates for services requested by Subtenant which are billed by Landlord directly to Subtenant rather than Sublandlord.

     (e) During the term of the Sublease, Subtenant shall be responsible for the payment of all expenses relating to the supplying of any and all utilities to the Premises as set forth below. Said utilities shall include, but are not limited to, electricity, heat, telephone, water usage and consumption and sewer charges and assessments and any other utility service provided to the Premises. Sublandlord shall not be responsible for, and Subtenant hereby releases and indemnifies Sublandlord from and against, any and all claims, demands, charges, costs or other actions in all forms relating to damage to persons or property occurring or arising from the failure of such utilities to be supplied to the Premises regardless of cause.

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
5. Security Deposit. Concurrently with Subtenant's execution of this Sublease, Subtenant shall deposit with Sublandlord: (a) Ten Thousand Four Hundred Twenty and 30/100 Dollars ($10, 420.30) in the form of a cash payment; and (b) Thirty One Thousand Two Hundred Sixty and 90/100 Dollars ($31,260.90), in the form of a "clean," unconditional, irrevocable and transferable letter of credit (the "Letter of Credit") in the same amount, issued by and drawn on a bank satisfactory to Sublandlord for the account of Sublandlord, for a term of not less than the term of this Sublease, containing terms and conditions that are satisfactory to Sublandlord, in Sublandlord's sole and absolute discretion, as security for the faithful performance and observance by Subtenant of the terms, conditions and provisions of this Sublease (collectively, the "Sublease Security Deposit"). If Subtenant defaults in respect of any of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of Gross Rent, any additional rent or any other monetary item, Sublandlord may apply or retain the whole or any part of the security so deposited, and/or present the Letter of Credit for payment and apply or retain the whole or any part thereof, as the case may be, to the extent required for the payment of any Gross Rent, any additional rent or any other monetary item as to which Subtenant is in default or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant's default or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant's default in respect of any of the terms, covenants and conditions of this Sublease, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Sublandlord. If Sublandlord applies or retains any part of the proceeds of the Letter of Credit or security so deposited, as the case may be, Subtenant, upon demand, shall deposit with Sublandlord the amount so applied or retained so that Sublandlord shall have the full deposit on hand at all times during the term of this Sublease. If Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Letter of Credit or security, as the case may be, shall be returned to Subtenant within 30 days after the termination of this Sublease and after delivery of possession of the entire Premises to Sublandlord in the condition required hereunder. Subtenant will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

6. Condition of Premises and Personal Property .

     (a) The Premises and Personal Property (as hereinafter defined) shall be delivered by Sublandlord to Subtenant, and Subtenant shall accept the Premises and Personal Property, in its "as-is" condition existing on the date first written above except that as a condition of the occurrence of the Commencement Date Sublandlord shall, at Sublandlord's sole cost and expense, remove or cause to be removed the compressor in the Premises. Subtenant's taking possession of the Premises and Personal Property shall be conclusive evidence as against Subtenant that the Premises and Personal Property were in satisfactory condition at that time. No promise of Sublandlord to alter, remodel or improve the Premises, except as may be expressly provided herein, and no representation respecting the condition of the Premises or Personal Property, have been made by Sublandlord to Subtenant. Subtenant may not make any improvements, alterations, additions or changes to the Premises without first procuring the prior written consent of Sublandlord to the same, which consent shall not be unreasonably withheld, conditioned or delayed, and Landlord if required by the Prime Lease. It is hereby acknowledged that Landlord's disapproval of improvements, alterations, additions or changes to the Premises requested by Subtenant shall be reasonable grounds for Sublandlord's disapproval of the same. Notwithstanding anything herein to the contrary, Sublandlord represents and warrants to Subtenant that to Sublandlord's knowledge (i) all equipment, machinery and facilities servicing and used in connection with the operation of the Premises, including without limitation the HVAC, plumbing and electrical systems, are, and will be as of the Commencement
     Date, in good working order and (ii) Sublandlord has not received any written notice that the Premises are not in full compliance with all applicable laws, ordinances and regulations, including without limitation the provisions of the Americans with Disabilities Act.

     (b) Sublandlord hereby agrees that the personal property (the "Personal Property") set forth on Exhibit B, which is attached hereto and incorporated herein by reference, shall remain on the Premises for use by the Subtenant during the term of this Sublease. Upon the expiration of the term of this Sublease and provided that Subtenant has paid all base rent due hereunder, all right, title and interest of Sublandlord in and to the Personal Property shall transfer to and vest in the Subtenant in its "as-is" and then current condition, and if requested by Subtenant, Sublandlord shall execute and deliver to Subtenant a bill of sale reflecting such conveyance.

7. The Prime Lease.

     (a) This Sublease and all rights of Subtenant hereunder and with respect to the Premises are subject and subordinate to the terms, conditions and provisions of the Prime Lease and to all matters to which the Prime Lease is or shall be subject and subordinate. Subtenant hereby assumes and agrees to perform faithfully and be bound by, with respect to the Premises, all of Sublandlord's obligations, covenants, agreements and liabilities under the Prime Lease and all terms, conditions, provisions and restrictions contained in the Prime Lease, except

          (i) for the payment of "Base Rent" (as defined in the Prime Lease), it being understand that Subtenant's corresponding obligations are set forth in Section 3 of this Sublease; and

(ii) that the following provisions of the Prime Lease do not apply to this
Sublease: (iii) any provisions in the Prime Lease allowing or purporting to allow Sublandlord any rent concessions or construction allowances; and (iv) any provisions which grants to Sublandlord any option to expand the Premises, extend the term of the Prime Lease or any other option.

     (b) Without limitation of the foregoing:

          (i) Whenever the consent or approval of Landlord is required with respect to any matter pertaining to the Prime Lease, Subtenant shall also obtain the prior written consent or approval of Sublandlord with respect to the subject matter. It is hereby agreed that in the event Landlord disapproves of any manner pertaining to the Prime Lease, such disapproval shall be reasonable grounds for Sublandlord's disapproval of the subject matter;

          (ii) If Subtenant desires to take any other action and the Prime Lease would require that Sublandlord obtain the consent of Landlord before undertaking any action of the same kind, Subtenant shall not undertake the same without the prior written consent of Sublandlord. Sublandlord may condition its consent on the consent of Landlord being obtained and may require Subtenant to contact Landlord directly for such consent;

          (iii) All rights given to Landlord and its agents and representatives by the Prime Lease to enter the Premises shall inure to the benefit of Sublandlord and their respective agents and representatives with respect to the Premises;

          (iv) Sublandlord shall also have all rights, privileges, options, reservations and remedies with respect to this Sublease, the Premises and Subtenant, to the same extent, granted or allowed to, or held by, Landlord under the Prime Lease with respect to the Prime Lease, the Premises and Sublandlord; and Subtenant shall also have all rights, privileges, options, reservations and remedies with respect to this Sublease, the Premises and Sublandlord, to the same extent, granted or allowed to, or held by, Sublandlord as tenant under the Prime Lease with respect to this Sublease, the Premises and Sublandlord except as otherwise provided to the contrary in this Sublease;

          (v) Subtenant shall maintain insurance of the kinds and in the amounts required to be maintained by Sublandlord under the Prime Lease. All policies of liability insurance shall name as additional insureds Landlord and Sublandlord and their respective officers, directors or partners, as the case may be, and the respective agents and employees of each of them; and

          (vi) Subtenant shall not do anything or suffer or permit anything to be done which could result in a default under the Prime Lease or permit the Prime Lease to be cancelled or terminated.

     (c) It is expressly understood and agreed that Sublandlord does not assume and shall not have any of the obligations or liabilities of Landlord under the Prime Lease and that Sublandlord is not making the representations or warranties, if any, made by Landlord in the Prime Lease. With respect to work, services, repairs and restoration or the performance of other obligations required of Landlord under the Prime Lease, Sublandlord's sole obligation with respect thereto shall be to request the same, following its receipt of Subtenant's request, and to use reasonable efforts to obtain the same from Landlord, and to otherwise reasonably cooperate with Subtenant (provided such cooperation shall not require the expenditure of funds) to enforce Landlord's obligations or to allow Subtenant to pursue the same in Sublandlord's name. Sublandlord shall not be liable in damages, nor shall rent abate hereunder, for or on account of any failure by Landlord to perform the obligations and duties imposed on it under the Prime Lease.

     (d) Nothing contained in this Sublease shall be construed to create privity of estate or contract between Subtenant and Landlord, except the agreements of Subtenant in Section 8 of this Sublease (Cancellation of Lease) and
     Section 12 of this Sublease (Waiver of Claims and Indemnity) hereof in favor of Landlord, and then only to the extent of the same.

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     (e)  Sublandlord  covenants and agrees  neither to do nor cause to be done, nor suffer, nor permit any act or thing to be done, which would or might cause the Prime Lease to be canceled, terminated, forfeited or surrendered. Sublandlord shall not enter into any modification or amendment to the Prime Lease which would materially and adversely affect Subtenant's rights or materially increase any obligations of Subtenant hereunder, without the written consent of Subtenant which consent shall not be unreasonably withheld or delayed. Notwithstanding anything contained in this Sublease to the contrary, nothing contained herein shall be construed to preclude Sublandlord from exercising any right to terminate the Prime Lease contained in the Prime Lease, including, without limitation, the right of Sublandlord under Section 3.4 of the Prime Lease to terminate the Prime Lease as of the Early Termination Date (the "Early Termination Option"). Sublandlord and Subtenant acknowledge and agree that it is Sublandlord's intent to exercise the Early Termination Option such that the Prime Lease term would terminate as of March 31, 2007.

8. Termination or Cancellation of Prime Lease. In the event that prior to the expiration date of the term of this Sublease the Prime Lease is terminated by reason of a default or any other reason whatsoever (and irrespective of the existence at such time of any default on the part of Subtenant under the terms and conditions of this Sublease) or in the event Landlord re-enters the Premises pursuant to the terms of the Prime Lease in connection with a default by Subtenant, then and in any such event, this Sublease shall immediately terminate, automatically and without the obligation on the part of any party to this Sublease to give notice to the other party under this Sublease, as of the effective date and time of termination of the Prime Lease; provided, however, that at Landlord's sole option, to be exercised by the giving of notice thereof by Landlord to Subtenant, Subtenant shall attorn to Landlord, except that Landlord shall not (i) be liable for any previous act or omission of Sublandlord, (ii) be subject to any offset or deduction theretofore accrued to Subtenant against Sublandlord, (iii) be bound by any prior amendment or modification of the Subtenant sublease, which is not approved by Landlord, (iv) be obligated to recognize any payment made by Subtenant more than one (1) month in advance of the date the same was due, or (v) be liable for any security deposit delivered by Subtenant in connection with this Sublease unless the same was delivered to Landlord, or enter into a direct lease with Landlord on the same terms contained in this Sublease. Subtenant agrees to execute and deliver such agreement or lease within ten (10) business days after its receipt of Landlord's request for the same, and Subtenant waives the provisions of any law now or hereafter in effect which may give Subtenant any right to terminate this Sublease or to surrender possession of the Sublease Premises in the event any proceeding is brought by Landlord under the Prime Lease to terminate the same.

9. Sublease and Subletting. Subtenant shall not, without the prior written consent of Sublandlord and Landlord: (a) assign, mortgage, pledge, hypothecate, encumber or permit any lien to attach to, or otherwise transfer, any right, title or interest of Subtenant in, to or under this Sublease; (b) permit any assignment or other such foregoing transfer of this Sublease or any interest hereunder or thereunder by operation of law; (c) sublet the Premises or any portion thereof; or (d) permit the use of the Premises or any portion thereof by any person other than Subtenant (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). Sublandlord's consent to any sublease of the Premises or assignment of Subtenant's interest in this Sublease not be unreasonably withheld, conditioned or delayed. It is hereby agreed that Landlord's disapproval of any such proposed sublease or assignment shall be deemed reasonable grounds for Sublandlord's disapproval of the same. Whether or not Sublandlord shall grant consent, Subtenant shall, within ten (10) days after its receipt of Sublandlord's written request, reimburse Sublandlord for all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Sublandlord in connection with any Transfer proposed by Subtenant. Any assignment or sublease of the Sublease, shall be subject to the terms, conditions and covenants of Sublease and Prime Lease. Nothing in this Section shall modify or otherwise limit Landlord's right to terminate the Prime Lease pursuant to the terms thereof, or to consent or deny consent to any proposed Transfer, all in accordance with the Prime Lease. This Section 9 shall not apply to or restrict the permitted one-time assignment described in Section 15.w.

10. Assignment of Prime Lease by Sublandlord. In the event Sublandlord shall sell, assign or otherwise transfer its interest in the Prime Lease, provided the purchaser, transferee or assignee assumes the obligations of Sublandlord under this Sublease accruing from and after the date of such sale, assignment or other transfer, Sublandlord shall be released from and have no liability under this Sublease based on or arising out of any event or condition occurring on or after the date of such sale, assignment or other transfer. Subtenant agrees to attorn to any such purchaser, assignee or other transferee upon all the terms and conditions set forth in this Sublease.

11. Default by Subtenant.

     (a) General. As used in this Sublease, each of the following events shall constitute, and is hereinafter referred to as, an "Event of Default":

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          (i) Subtenant fails to pay any amount due from Subtenant  hereunder as and when such payment is due and shall fail to cure said default within five (5) days after the due date thereof;

          (ii) Subtenant fails to perform or observe any other covenant or agreement set forth in this Sublease and such failure continues for ten (10) days after notice thereof from Sublandlord to Subtenant;

          (iii) any other event occurs which involves Subtenant or the Premises and which would constitute a default under the Prime Lease if it involved Sublandlord or the Premises; or

          (iv) the occurrence of a default under the Prime Lease which continues after the expiration of any applicable cure period thereunder, which default is the result of any act or omission of Subtenant, anyone claiming by, under, or through Subtenant, or any of their respective agents, employees, or contractors.

Upon the occurrence of an Event of Default, Sublandlord shall have, in addition to any other rights and remedies available to it under this Sublease and/or at law and/or in equity, any and all rights and remedies of Landlord set forth in the Prime Lease in connection with a default by Sublandlord thereunder which continues after the expiration of any applicable cure period. With respect to any default by Subtenant under this Sublease, Sublandlord shall have, in addition to all other rights and remedies available to it under this Sublease and/or at law and/or in equity, any and all rights and remedies of Landlord set forth in the Prime Lease with respect to a default by Sublandlord thereunder.

     (b) Right to Cure. In the event Subtenant fails or refuses to make any payment or perform or observe any covenant or agreement to be performed or observed hereunder by Subtenant, Sublandlord may make such payment or undertake to perform such covenant or agreement (but shall not have any obligation to Subtenant to do so). In such event, amounts so paid and amounts expended in undertaking such performance, together with all costs, expenses and attorneys' fees incurred by Sublandlord in connection therewith, shall be additional rent hereunder.

     (c) Nonwaiver. Failure of Sublandlord to declare any default by Subtenant or delay in taking any action in connection therewith shall not waive such default. No receipt of moneys by Sublandlord from Subtenant after the termination in any way of the term of this Sublease or of Subtenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the term of this Sublease or affect any notice given to Subtenant or any suit commenced or judgment entered prior to receipt of such moneys.

     (d) Cumulative Rights and Remedies. All rights and remedies of Sublandlord under this Sublease shall be cumulative and none shall exclude any other rights or remedies available to Sublandlord by law or in equity.

     (e) Survival. The provisions of Section 11 of this Sublease shall survive the expiration of the term of this Sublease or the earlier termination of this Sublease.

12. Waiver of Claims and Indemnity.

     (a) Subtenant hereby releases and waives any and all claims against Landlord and Sublandlord and each of their respective officers, directors, partners, contractors, agents and employees for injury or damage to person, property or business sustained in or about the Premises by Subtenant.

     (b) Subtenant shall indemnify, defend (with counsel satisfactory to Landlord and Sublandlord), protect and hold harmless Sublandlord and Landlord, and their respective partners, officers, agents, servants, employees and independent contractors from and against any and all loss, costs, damage, expense and liability (including, without limitation, court costs and reasonable attorneys' fees) incurred in connection with or arising from: (i) any default by Subtenant in the observance or performance of any term, covenant or condition of this Sublease on Subtenant's part to be observed or performed; (ii) the use or occupancy of the Premises by Subtenant or any person claiming by, through or under Subtenant; and (iii) any act, omission or negligence of Subtenant or any person claiming by, through or under Subtenant, or of the contractors, agents, servants, employees, visitors or licensees of Subtenant or any such person, in, on or about the Premises.

     (c) Sublandlord shall indemnify, defend (with counsel satisfactory to Subtenant), protect and hold harmless Subtenant, and Subtenant's partners, officers, agents, servants, employees and independent contractors (together with Subtenant, collectively the "Subtenant Group") from and against any and all loss, costs, damage, expense and liability (including, without limitation, court costs and reasonable attorneys' fees) incurred in connection with or arising from: (i) any default by Sublandlord in the observance or performance of any term, covenant or condition of this Sublease on Sublandlord's part to be observed or performed; (ii) the use or occupancy of the Premises by Sublandlord or any person claiming by, through or under Sublandlord (other than any of the Subtenant Group); and (iii) any act, omission or negligence of Sublandlord or any person claiming by, through or under Sublandlord (other than any of the Subtenant Group), or of the contractors, agents, servants, employees, visitors or licensees of Sublandlord or any such person, in, on or about the Premises.

     (d) The terms of this Section 12 of this Sublease shall survive the expiration of the term of this Sublease or the earlier termination of this Sublease.

13. Surrender. Upon the expiration of the term of this Sublease or earlier termination of this Sublease, Subtenant shall surrender the Premises to Sublandlord in the condition required under the Prime Lease for surrender of the Premises to Landlord upon the expiration of the term of the Prime Lease. All personal property, other than the Personal Property, remaining in the Premises upon the expiration of the term of this Sublease or earlier termination of this Sublease shall be deemed abandoned and may, at the election of Sublandlord, either be retained by Sublandlord as its property or may be removed from the Premises at Subtenant's expense. All expenses incurred by Sublandlord in connection with such removal shall be paid by Subtenant to Sublandlord upon demand.

14. Survival of Obligations. The effect of the expiration of the term of this Sublease or earlier termination of this Sublease shall be to discharge Sublandlord and Subtenant from future performance of their respective obligations under this Sublease, but not from their rights and obligations existing upon the expiration of the term of this Sublease or earlier termination of this Sublease or from any of their respective obligations which, by the terms of this Sublease, survive the expiration of the term of this Sublease or the earlier termination of this Sublease, including, without limitation, the obligations of Subtenant to pay Gross Rent, additional rent and other amounts. Notwithstanding the foregoing or any of the terms and conditions of this Sublease, the terms of and conditions of Sections 11, 12, 13, 14 and 15 of this Sublease shall survive the expiration of the term of this Sublease or any earlier termination of this Sublease.

15. Miscellaneous.

     (a) Successors and Assigns. This Sublease shall be binding upon and inure to the benefit of the successors and assigns of Sublandlord and shall be binding upon and inure to the benefit of the successors of Subtenant and, to the extent any such assignment is approved, Subtenant's assigns. If more than one person or entity comprises Subtenant, the obligations imposed upon Subtenant under this Sublease shall be joint and several.

     (b) Notices. All notices, demands, statements and communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or sent by nationally recognized overnight courier service, and delivered to the following addresses: (i) if to Sublandlord, Cookson Electronics, Inc., One Cookson Place, 7th Floor, Providence, Rhode Island 02903, Attention:
     William S. Gorgone, Esq.; and (ii) if to Subtenant, prior to the Sublease Commencement Date, to Axeda Systems Operating Company, Inc., 21 Oxford Road, Mansfield, Massachusetts 02048, Attention: President, with a copy to Axeda Systems Operating Company, Inc., 21 Oxford Road, Mansfield, Massachusetts 02048, Attention: General Counsel, and on and after the Sublease Commencement Date, to the Premises to the attention of President with a copy to the Premises to the attention of General Counsel. Either party may, by delivery of a Notice in accordance with the foregoing, designate a new address and/or address parties to which Notices shall be delivered to it. A Notice shall be deemed delivered on the business day after deposited with a nationally recognized overnight courier service for next day delivery, or three (3) business days after being sent by United States registered or certified mail in accordance with the foregoing, as the case may be. Subtenant hereby agrees to concurrently deliver to Sublandlord each Notice delivered by Subtenant to Landlord.

     (c) Waiver of Jury Trial. SUBLANDLORD AND SUBTENANT EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE. SUBTENANT CONSENTS TO SERVICE OF PROCESS OF ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES. SUBLANDLORD AND SUBTENANT EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE PREMISES IS LOCATED, AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

     (d) Brokers. Sublandlord hereby represents and warrants to Subtenant that it has dealt with no real estate agents or brokers in connection with the negotiation, execution and delivery of this Sublease other than TrammellCrow Company ("Sublandlord's Broker") and that no brokerage fees or commissions are payable to any real estate agent or broker in connection with the negotiation, execution and delivery of this Sublease other than to Sublandlord's Broker. Subtenant hereby represents and warrants to Sublandlord that it has dealt with no real estate agents or brokers in connection with the negotiation, execution and delivery of this Sublease other than Sublandlord's Broker and that no brokerage fees or commissions are payable to any real estate agent or broker in connection with the negotiation, execution and delivery of this Sublease other than to Sublandlord's Broker and Subtenant's Broker. Subtenant shall indemnify, defend, protect and hold Sublandlord harmless from and against any and all claims, demands, losses, liabilities, costs and/or expenses (including, without limitation, reasonable attorneys' fees) that Sublandlord may incur or suffer in connection with, or in any way relating to, the inaccuracy of any representation or warranty made by Subtenant in this paragraph. Sublandlord shall indemnify, defend, protect and hold Subtenant harmless from and against any and all claims, demands, losses, liabilities, costs and/or expenses (including, without limitation, reasonable attorneys' fees) that Subtenant may incur or suffer in connection with, or in any way relating to, the inaccuracy of any representation or warranty made by Sublandlord in this paragraph. Sublandlord shall pay all fees and commissions due and owing to Sublandlord's Broker in connection with the negotiation, execution and delivery of this Sublease pursuant to separate written agreements made prior to the date of this Sublease.

     (e) Governing Law. Except to the extent superseded by Federal law, this Sublease shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without regard to the application of choice of laws principles.

     (f) Authority. Subtenant hereby represents and warrants to Sublandlord that
     (g) Subtenant is a duly organized and existing limited liability company, qualified to do business in the Commonwealth of Massachusetts, (h)
     Subtenant has full right and authority to execute and deliver this Sublease, and (i) each person signing on behalf of Subtenant is authorized to do so. Sublandlord hereby represents and warrants to Subtenant that (j) Sublandlord is a corporation duly organized and existing under the laws of the State of Rhode Island, and qualified to do business in the Commonwealth of Massachusetts, (k) Sublandlord has full right and authority to execute and deliver this Sublease, and (l) each person signing on behalf of Sublandlord is authorized to do so.

     (m) Time is of Essence. Time is of the essence with regard to this Sublease and each of the terms and conditions of this Sublease.

     (n) Independent Covenants. This Sublease shall be construed as though the covenants contained herein are independent, and Subtenant hereby expressly waives the benefit of any law to the contrary.

     (o) Construction. All references in this Sublease to sections and exhibits are references to the sections of this Sublease and the exhibits attached to this Sublease, as the case may be, unless expressly otherwise designated in the context. The captions of the sections contained herein are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such sections. All exhibits attached to this Sublease are incorporated herein by this reference. All recitals at the beginning of this Sublease are incorporated herein by this reference. Whenever the context of this Sublease requires, the singular shall include the plural, and the masculine, feminine and neuter gender shall include the others.

     (p) Partial Invalidity. If any term of this Sublease or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, then the remainder of this Sublease, and the application of such term or provision to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and every other term and provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

     (q) Entire Agreement. This Sublease contains the entire agreement between Sublandlord and Subtenant with respect to the subject matter hereof. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect. There are no representations or warranties between the parties hereto other than with respect to those expressly set forth herein. The terms, covenants and conditions of this Sublease cannot be altered, changed, modified or added to except by a written instrument signed by Sublandlord and Subtenant.

     (r) Effectiveness Contingent Upon Landlord's Consent. Sublandlord and Subtenant expressly acknowledge and agree that this Sublease is subject to Landlord's written consent and that this Sublease shall not be effective unless and until Landlord shall have consented in writing to the sublease of the Premises to Subtenant. Sublandlord and Subtenant further acknowledge and agree that this Sublease shall be of no force or effect in the event Landlord elects to terminate the Prime Lease pursuant to its right set forth in the Prime Lease to do so with respect to a proposed sublease of the Premises. In the event Landlord's written consent to the sublease of the Premises by Sublandlord to Subtenant is not obtained fifteen (15) business days after the date of this Sublease, either party hereto may elect to terminate this Sublease by delivering notice to the other prior to the receipt of Landlord's written consent. In the event either party so elects, this Sublease shall thereupon terminate and become null and void, and neither Sublandlord nor Subtenant shall any further obligations or liabilities hereunder, provided that Sublandlord shall return to Subtenant the Sublease Security Deposit (as defined in Section 5 of this Sublease) and any other monies paid by Subtenant to Sublandlord.

     (s) Counterparts. This Sublease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

     (t) Signage. Subtenant shall, at its sole cost and expense, remove its sign upon Premises and repair any damage caused thereby at the date of termination of this Agreement. Subtenant must obtain Landlord's prior written approval before installing signs on or about the Premises.

     (u) Representations of Sublandlord. Sublandlord represents and warrants to Subtenant that:

          (i) Sublandlord is the holder of the entire interest of the tenant under the Prime Lease;

          (ii) the copy of the Prime Lease attached hereto as Exhibit A is true,
          accurate  and  complete,  and  has  not  been  modified,   amended  or
          terminated and is in full force and effect;

          (iii) the term of the Prime Lease expires March 31, 2007 no earlier than the Expiration Date;

          (iv) To the Sublandlord's knowledge, Sublandlord is not in default under the Prime Lease, nor has Sublandlord done or failed to do anything which with notice, the passage of time or both could ripen into a default; and

          (v) To the Sublandlord's knowledge, Landlord is not in default under the Prime Lease, nor has Landlord done or failed to do anything which with notice, the passage of time or both could ripen into a default.

     (v) Alterations. Sublandlord and Subtenant agree that Subtenant shall have the right, at Subtenant's sole cost and expense, to make the alterations to the Premises identified on the plan attached hereto as Exhibit C (the "Subtenant Improvements"). The Subtenant Improvements shall be made at Subtenant's sole cost and expenses and shall comply with all applicable provisions of the Prime Lease. Subtenant and Subtenant's architects, contractors, suppliers, workman, servants and agents, at Subtenant's sole risk, may enter the Premises prior to the Commencement Date in order to construct the Subtenant Improvements, provided, however, that such entry shall be subject to all of the terms, covenants, conditions and provisions of this Sublease except the covenant to pay Gross Rent.

     (w) One-Time Assignment of Sublease Notwithstanding anything herein or in the Prime Lease to the contrary, Sublandlord and Subtenant agree that the Subtenant herein shall have the one-time right to assign this Sublease, without the consent of Sublandlord, in connection with Subtenant's proposed sale of assets to JMI Equity Fund V, L.P. or an affiliate controlled by or under common control with JMI Equity Fund V, L.P., provided that Subtenant shall give Landlord written notice of such assignment (such notice to be prior to the effective date of such assignment so long as such notice is allowed under applicable securities and other laws) and further provided that such assignee shall assume all of Subtenant's obligations in a written instrument satisfactory to Sublandlord.

                    [Signatures Appear of the Following Page]

         IN WITNESS WHEREOF, Sublandlord and Subtenant have executed and delivered this Sublease under seal on or as of the date first written above.

WITNESS:                     SUBLANDLORD:

                             Cookson Electronics, Inc.



/s/Maria Guilmette              By:/s/William S. Gorgone  (SEAL)
-------------------                ----------------------
                                      Print Name: William S. Gorgone
                                                  -----------------------------
                                      Its: Vice President
                                          --------------------------------------

                             Date of Execution:  September 9, 2005

WITNESS:                     SUBTENANT:

                             Axeda Systems Operating Company, Inc.



/s/Lynn Magnani                 By:Karen F. Kupferberg    (SEAL)
------------------                 ----------------------
                                      Print Name:Karen F. Kupferberg
                                                 -------------------------------
                                      Its: Chief Financial Officer
                                          --------------------------------------

                             Date of Execution:  September 9, 2005




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